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                                   Exhibit 2.4

                      By-Laws: Hydro-Air Technologies, Inc.

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

                                     BYLAWS

                                       OF

                          SOLAR ACQUISITION CORPORATION
                          -----------------------------



                                       I.


                                  SHAREHOLDERS
                                  ------------

                   A. Meetings:  The Annual Meeting of Shareholders will be held on the first Tuesday in November at 10:00 a.m. at the place fixed by the Board.

 Special Meetings of Shareholders may be called by the President,  the Board, or the holders of  one-tenth of the shares  entitled to vote at the  meeting,  and will be held at the time and place  fixed by the  person  calling  the  Special

 Meeting.  If the place of meeting is not fixed, the meeting will be held at the registered office of the Corporation.

                   B. Notice:  Written Notice stating the time, place, and, if a

 Special Meeting, the purpose, will be delivered not less than ten nor more than fifty  days  before  the  meeting  date  either  personally  or by  mail at the direction of the President,  the Secretary, or the persons calling the meeting,

 to each  Shareholder of record  entitled to vote at the meeting.  If mailed,  a

 Notice is deemed delivered when deposited  postage prepaid in the United States mail  addressed  to the  Shareholder  at the address  shown by the  Corporation transfer books.

                   C. Quorum - Voting: A majority of the shares entitled to vote represented  in person or by proxy  will  constitute  a quorum at a meeting  of

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 Shareholders.  A quorum  once  attained  continues  until  adjournment  despite voluntary  withdrawal of enough shares to leave less than a quorum. If a quorum is present,  the affirmative vote of the majority of the shares  represented at the meeting and  entitled to vote on the subject  matter will be the act of the

 Shareholders unless the vote of a greater number or class voting is required by the Business Corporation Act.

                                       II.

                                    DIRECTORS
                                    ---------

                   A. Number,  Tenure,  Qualification,  Election: The Board will consist  of  one  or  more  Directors  who  will  be  elected  annually  by the

 Shareholders at their Annual Meeting to serve until their  successors have been elected and  qualified.  A Director need not be a  Shareholder  or a New Mexico resident.  A Director may be removed with or without cause by the Shareholders,

 or may resign. Vacancies may be filled by a majority of the remaining Directors though less than a quorum.  Newly  created  directorships  may be filled by the

 Directors  for a term of office  continuing  only  until the next  election  of

 Directors by the Shareholders.

                   B.  Meetings:  An Annual  Meeting  of the Board  will be held without notice immediately following the Shareholders' Annual Meeting.  Special

 Meetings of the Board may be called by any  Director  or  Officer,  and will be held at the time and place fixed by the person  calling  the  Special  Meeting.

 Written Notice stating the time,  place and purpose of the Special Meeting will be delivered either personally, by mail, or by telegram at the direction of the person  calling the  meeting,  to each  Director  at least 24 hours  before the

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 Special  Meeting time. If mailed or telegraphed,  a Notice is deemed  delivered when  deposited,  postage or charges  prepaid,  with the  transmitting  agency,

 addressed to the Director.

                   C.  Quorum - Action:  A majority  of the number of  Directors then in office  will  constitute  a quorum  at Board  Meetings.  A quorum  once attained  continues until adjournment  despite  voluntary  withdrawal of enough

 Directors  to leave  less than a quorum.  The act of a  majority  of  Directors present at a meeting at which a quorum is present will be the act of the Board.

 The Directors will manage the business and affairs of the Corporation,  and may act only as a Board with each Director having one vote. The Board of Directors,

 by resolution adopted by a majority of the full Board, may designate from among its members one or more  committees  each of which shall have and may  exercise all the authority of the Board to the extent provided by law.

                                      III.


                                    OFFICERS
                                    --------

                   A. Number,  Tenure,  Qualification and Election: The officers of  the  Corporation  will  be  a  President,  Vice  President,  Secretary  and

 Treasurer, and such other officers as the Board may decide, who will be elected annually by the Board at its Annual Meeting to serve until their successors are elected and qualified.  Officers need not be Shareholders, or Directors, or New

 Mexico residents. An officer may be removed with or without cause by the Board,

 or may resign. Vacancies and newly created offices will be filled by the Board.

 One person may hold more than one office. Officers will perform the duties, and

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 will have the 3 power and  authority,  assigned  by the Board,  incident to the office, and provided in these Bylaws.

                   B. President and Vice President:  The President,  or the Vice

 President during the absence,  disability,  or failure to act of the President,

 will be the chief  executive  officer of the  Corporation,  will preside at all

 Corporation meetings, and when authorized will execute and deliver documents in the name of the Corporation.

                   C. Secretary and Assistants:  The Secretary, or any Assistant

 Secretary during the absence,  disability, or failure to act, of the Secretary,

 will keep and have custody of, the record of  Shareholders,  the stock transfer books,  and the minutes of the proceedings of the  Shareholders  and Directors,

 will give all Notices required, and when authorized will execute, attest, seal,

 and deliver documents of the Corporation.

                   D. Treasurer and Assistants:  The Treasurer, or any Assistant

 Treasurer during the absence,  disability, or failure to act, of the Treasurer,

 will be  custodian  of the  property  of, and will be  responsible  for keeping correct and complete books and records of account for, the Corporation.

                                       IV.

                            ACTION WITHOUT A MEETING
                            ------------------------

                   Any action  required or permitted to be taken at a meeting of

 Shareholders  or  Directors  may be taken  without  a meeting  if a consent  in writing setting forth the action so taken is signed by all of the  Shareholders

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 entitled to 4 vote with respect to the subject  matter  thereof,  or by all the

Directors, as the case may be.

                                       V.

                                WAIVER OF NOTICE
                                ----------------

                   Whenever   any  notice  is   required  to  be  given  to  any

 Shareholder  or  Director,  a waiver  thereof in  writing  signed by the person entitled  to the  notice  is  equivalent  to the  giving  of  the  notice.  The attendance  of a  Shareholder  in person or by proxy,  or of a  Director,  at a meeting constitutes a waiver of notice of the meeting except when attendance is for the sole purpose of objecting because the meeting is not lawfully called or convened.

                                       VI.

                                      SEAL
                                      ----

                   The Board may adopt a  corporate  seal which the  Corporation may use by impressing or affixing it or a facsimile thereof, but the failure to have or affix a corporate  seal does not affect the validity of any  instrument or any action taken in reliance thereon or in pursuance thereof.

                                      VII.

                         SHARE CERTIFICATES AND TRANSFER
                         -------------------------------

                   The Board will adopt a form of  certificate  to represent the shares of the  Corporation.  Each  Shareholder  is entitled  to a  certificate,

 signed by the  President or Vice  President,  and the Secretary or an Assistant

 Secretary, and representing the number of full and fractional fully paid shares owned by the  Shareholder.  Share  transfer  and  issuance  will be done by the

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 Secretary,  or the 5 designee  thereof,  in the manner provided by the Business

 Corporation Act and Uniform Commercial Code of New Mexico. The name and address of the Shareholder to whom the  certificate is issued,  the number and class of shares  represented,  and the date of original  issue or from whom  transferred shall be entered on the record of Shareholders of the  Corporation.  The person or entity in whose  name  shares  stand on the  record of  Shareholders  of the

 Corporation will be the Shareholder and will be deemed by the Corporation to be the owner of the shares for all  purposes  whether or not the  Corporation  has other knowledge. Shares will be transferred only on the stock transfer books of the Corporation.

                                     VIII.

                                MONETARY MATTERS
                                ----------------

                   A. Funds and Borrowing:  The depository for corporate  funds,

 the persons  entitled to draw  against  these  funds,  the persons  entitled to borrow on behalf of the  Corporation,  and the  manner of  accomplishing  these matters will be determined by the Board.

                   B. Compensation:  The compensation for Directors and Officers will be established by the Board.  Compensation of employees will be established by the President subject to review by the Board.

                   C. Fiscal Year:  The fiscal year of the  Corporation  will be established by the Board.

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